EXHIBIT 99.1

CapitalSource Reports Third Quarter 2013 Results

  Net Income of $48 Million or $0.24 Per Share, Includes Non-recurring Tax Benefit of $12 million or $0.06 Per Share
  Net Interest Income of $92 Million at CapitalSource Bank is 9% Higher Than 3Q'12
  3Q Loan Growth of $174 Million or 2.7% at CapitalSource Bank / 13.6% Growth YTD
  Net Interest Margin at CapitalSource Bank of 4.86%
  Credit Metrics Remained at Very Low Levels

LOS ANGELES, Oct. 23, 2013 (GLOBE NEWSWIRE) -- CapitalSource Inc. (NYSE:CSE) today announced financial results for the third quarter of 2013. The Company reported net income of $48 million or $0.24 per diluted share, including a tax benefit of $12 million or $0.06 per diluted share recorded in connection with resolution of an IRS examination of three prior tax years. Excluding the tax benefit, net income was $36 million or $0.18 per diluted share, compared to net income of $29 million or $0.15 per diluted share in the prior quarter and net income of $31 million or $0.14 per diluted share in the third quarter of 2012.

"The third quarter was an ongoing demonstration of the breadth and depth of our national lending franchise, as loan growth of $174 million raised year-to-date growth to 13.6%," said James J. Pieczynski, CapitalSource CEO. "Despite continuing competitive pressures, we saw early signs this quarter that pricing is stabilizing with a bias to go higher as interest rates start to move up. We are continuing to execute on all of our core business strategies in anticipation of the merger with PacWest Bancorp, which is still expected to close in the first quarter of next year."

"Key indicators of growth and profitability at CapitalSource Bank - including net interest income, net interest margin, return on assets and credit performance - each improved in the quarter," said Tad Lowrey, CapitalSource Bank Chairman and CEO. "Particularly noteworthy were the Bank's net interest margin at 4.86%, which is among the highest in the industry, and a decline in non-performing assets to 0.56% of total assets. Finally, our capital levels remain extremely strong, with a Tier 1 Leverage Ratio of 13.55%."

"Our focus on building a cost efficient organization and efforts to resolve legacy problem assets continued to produce expense savings above our initial expectations, as evidenced by a $4 million decline in consolidated operating expenses compared to the prior quarter. We now expect full year consolidated operating expenses to decline by more than 5% from the prior year level, despite the significant asset growth we will experience this year," said John Bogler, CapitalSource Chief Financial Officer. "Unrestricted cash at the Parent Company grew to $295 million, principally as a result of loan sales and payoffs, and no shares were repurchased this quarter pursuant to terms of the merger agreement," added Bogler. "Additionally, an IRS examination covering tax years 2006-2008 was concluded, resulting in a $12 million tax benefit."

CAPITALSOURCE BANK SEGMENT

This segment includes our commercial lending and banking activities in CapitalSource Bank.

Third Quarter 2013 Highlights

  Net Income was $38 million, an increase of $8 million from the prior quarter, due primarily to higher interest income on loans and lower provision for loan and lease loss.
  Loans and Leases increased $174 million or 2.7%. New funded loan and lease production was $604 million, compared to $710 million in the prior quarter. Total loans and leases were $6.5 billion at quarter end, an increase of 23% from one year ago.
  Net Interest Margin was 4.86%, an increase of 7 basis points from the prior quarter, primarily due to a higher percentage of loans to assets and less MBS premium amortization. Loan yield declined 15 basis points to 6.30%, primarily due to repayments and re-pricing of existing loans and lower yields on new loans.
  Capital - The Tier 1 leverage ratio increased 4 basis points to 13.55%, while the total risk-based capital ratio increased 10 basis points to 16.28%.
  Credit Quality - All key credit quality metrics improved in the quarter and remained at very low levels. Loan and lease loss provision was $2.2 million, compared to $7.1 million in the prior quarter. Non-performing assets decreased by $18 million to $44 million or 0.56% of total assets, compared to 0.80% at the end of the prior quarter. Net charge-offs were $1.7 million in the quarter, compared to $1.9 million in the prior quarter, and were 0.12% as a percentage of average loans for the twelve month period ended September 30, 2013, compared to 0.16% for the twelve month period ended June 30, 2013.

Third Quarter 2013 Details

	Quarter Ended
				9/30/13 vs 6/30/13		9/30/13 vs 9/30/12
	9/30/2013	6/30/2013	9/30/2012	$	%	$	%
($ in thousands)
Interest income	$ 107,810	$ 101,237	$ 99,807	$ 6,573	6%	$ 8,003	8%
Interest expense	16,106	15,430	15,521	(676)	(4)	(585)	(4)
Loan and lease loss provision	2,230	7,056	273	4,826	68	(1,957)	(717)
Non-interest income	16,039	15,116	13,585	923	6	2,454	18
Non-interest expense	42,101	43,405	39,964	1,304	3	(2,137)	(5)
Income tax expense	25,015	20,392	23,782	(4,623)	(23)	(1,233)	(5)
Net income	38,397	30,070	33,852	8,327	28	4,545	13

Net Interest Margin was 4.86%, an increase of 7 basis points from the prior quarter due primarily to a more favorable mix of higher yielding interest-earning assets and less MBS premium amortization in the quarter.

	Quarter Ended
	9/30/2013				6/30/2013
Net Interest Margin	Average Balance	Interest Income/Expense	Average Yield/Cost		Average Balance	Interest Income/Expense	Average Yield/Cost
($ in thousands)
Loans	$ 6,326,704	$ 100,461	6.30%	(1)	$ 5,895,895	$ 94,784	6.45%
Investment securities	1,044,070	6,922	2.63		1,026,601	6,048	2.36
Cash and other interest-earning assets	109,515	427	1.55	(2)	263,520	405	0.62
Total interest-earning assets	7,480,289	107,810	5.72		7,186,016	101,237	5.65
Deposits	5,963,151	13,407	0.89		5,784,433	12,747	0.88
Borrowings	632,608	2,699	1.69		601,868	2,683	1.79
Total interest-bearing liabilities	6,595,759	16,106	0.97		6,386,301	15,430	0.97
Net interest income / spread		$ 91,704	4.75%			$ 85,807	4.68%
Net interest margin			4.86%				4.79%

(1) Loan yield for the quarter included 39 basis points of fee and discount accretion, compared to 46 basis points in the prior quarter
(2) Other interest earning assets included short term investments and FHLB stock with an average yield of 2.17%, compared to 1.26% in the prior quarter

Non-Interest Expense was $42 million, a decrease of $1 million from the prior quarter due primarily to lower loan servicing expenses.

Income Tax Expense was $25 million for the quarter, compared to $20 million in the prior quarter due to higher pre-tax income. The effective tax rate for the quarter was 39.5%, compared to 40.4% in the prior quarter.

Cash and Investments decreased by $56 million to $1.2 billion. The portfolio yield declined by 6 basis points, primarily due to changes in the MBS portfolio.

Cash and Investments	9/30/2013			6/30/2013
($ in thousands)	Balance	Yield	Duration (Years)	Balance	Yield	Duration (Years)
Cash and cash equivalents and restricted cash	$ 180,261	0.13%	0.0	$ 158,026	0.19%	0.0
Agency MBS	838,182	2.33%	4.3	911,472	2.29%	3.5
Non-agency MBS	22,206	4.72%	1.7	25,435	4.75%	1.9
CMBS	74,403	2.32%	1.0	74,713	2.49%	1.3
CLO	47,860	2.66%	5.3	47,857	2.75%	6.0
Asset-backed securities	3,599	11.36%	1.5	4,088	11.62%	1.0
SBA Asset-backed securities	15,708	3.12%	5.9	16,807	3.14%	5.8
	$ 1,182,219	2.08%	3.4	$ 1,238,398	2.14%	3.0

Loans and Leases increased $174 million or 2.7% from the prior quarter. Loan growth in the quarter was net of a $125 million prepayment of several multifamily loans by a single borrower. Total loans and leases at quarter end were 23.0% higher than one year ago.

	Quarter Ended
Loan and Lease Roll Forward (1)	9/30/2013	6/30/2013	9/30/2012
($ in thousands)
Beginning balance	$ 6,410,398	$ 6,006,817	$ 5,338,673
New loans or commitment increases funded	603,808	709,964	623,445
Existing loans and leases
Principal repayments, net (2)	(385,177)	(346,973)	(535,047)
Leased equipment depreciation	(3,646)	(3,527)	(2,307)
Transfers to held for sale, net	(10,569)	—	(13,260)
Loan sales (3)	(27,218)	(11,977)	(44,285)
Transfers to foreclosed assets	(118)	—	(932)
Net charge-offs	(1,660)	(1,916)	(3,622)
Loans purchased from the Parent Company	—	58,010	—
Ending balance - Net principal	6,585,818	6,410,398	5,362,665
Deferred fees and discounts	(45,614)	(44,340)	(45,971)
Ending balance - Net book	$ 6,540,204	$ 6,366,058	$ 5,316,694

(1) Includes operating leases and equity investments related to operating leases which are included in other assets and other investments, respectively, on our balance sheet.
(2) Includes principal repayments on existing loans, changes in revolving lines of credit (repayments and draws), increases in existing term loans and other organic changes within the loan portfolio.
(3) Consists of loans that were both transferred to HFS and sold within the period reported.
	Quarter Ended
Loan and Lease Portfolio Detail	9/30/2013		6/30/2013	9/30/2012
($ in thousands)
Healthcare Asset Based	$ 132,855		$ 138,058	$ 155,444
Equipment Finance	681,153	(1)	676,225	561,607
Lender Finance & Timeshare	928,284		867,942	763,144
Insurance Premium Finance	38,783		25,696	11,083
Other Asset Based	66,138		55,009	46,060
Total Asset Based	1,847,213		1,762,930	1,537,338
General Cash Flow	272,502		243,970	216,213
Technology Cash Flow	672,461		686,878	595,689
Healthcare Cash Flow	517,475		447,688	300,210
Security Cash Flow	320,463		341,094	272,531
Professional Practice	159,095		166,537	158,608
Total Cash Flow	1,941,996		1,886,167	1,543,251
General Commercial Real Estate	942,623		807,295	670,994
Multifamily	843,721		1,009,485	867,654
Healthcare Real Estate	731,789		679,971	519,042
Small Business	278,476		264,550	224,386
Total Real Estate	2,796,609		2,761,301	2,282,076
Total - Net Principal	6,585,818		6,410,398	5,362,665
Deferred fees and discounts	(45,614)		(44,340)	(45,971)
Total - Net Book	$ 6,540,204		$ 6,366,058	$ 5,316,694

(1) Includes $142 million of operating leases and related equity investments as of September 30, 2013 and $147 million as of June 30, 2013 which are included in Other Assets and Other Investments, respectively.

Deposits were $6.1 billion at quarter end, an increase of $190 million or 3.2% from the prior quarter. The weighted average interest rate on total deposits was unchanged from the prior quarter at 0.89%. The weighted average rate of new and renewing time deposits in the quarter was 0.93%, compared to 0.88% in the prior quarter.

FHLB Borrowings were $590 million, a decrease of $85 million from the prior quarter. The ending balance in the prior quarter included $80 million of overnight advances used to fund loan growth at the end of the second quarter. There were no overnight advances outstanding at the end of the third quarter. The weighted average rate of FHLB term borrowings was 1.78% as of September 30, 2013, unchanged from the prior quarter and the average remaining maturity was 2.6 years, compared to 2.9 years at the end of the prior quarter.

Allowance for Loan and Lease Losses was $106 million or 1.65% of the loan portfolio as detailed below.

	Quarter Ended
Allowance for Loan and Lease Losses	9/30/2013
($ in thousands)	General	Specific	Total	% Loans
Beginning balance	$ 103,997	$ 982	$ 104,979
Loan and lease loss provision	745	1,485	2,230
Charge-offs, net	—	(1,660)	(1,660)
Ending balance	$ 104,742	$ 807	$ 105,549	1.65%

	Quarter Ended
	6/30/2013
	General	Specific	Total	% Loans
Beginning balance	$ 98,512	$ 1,327	$ 99,839
Loan and lease loss provision	5,485	1,571	7,056
Charge-offs, net	—	(1,916)	(1,916)
Ending balance	$ 103,997	$ 982	$ 104,979	1.69%

Non-performing Assets declined by $18 million to $44 million or 0.56% of total assets.

Non-performing Assets	9/30/2013		6/30/2013
	Balance	% of Total Assets	Balance	% of Total Assets
($ in thousands)
Non-accrual loans - current	$ 37,589	0.47%	$ 53,902	0.69%
Non-accrual loans - delinquent 30-89 days	727	0.01	404	0.01
Non-accrual loans - delinquent 90+ days	1,959	0.03	3,767	0.05
Total non-accrual loans	40,275	0.51	58,073	0.75
REO and foreclosed assets	4,098	0.05	4,181	0.05
Total non-performing assets	$ 44,373	0.56%	$ 62,254	0.80%

Troubled Debt Restructurings were $20 million, all of which were current and on non-accrual. At June 30, 2013 troubled debt restructurings were $19 million, all of which were on non-accrual and $0.1 million of which were delinquent.

OTHER COMMERCIAL FINANCE SEGMENT

This segment includes the CapitalSource Inc. loan portfolio and other legacy business activities at the Parent Company.

Third Quarter 2013 Details

Net Income was $9 million, compared to a net loss of $2 million in the prior quarter, due primarily to a tax benefit of $12 million resulting from the resolution of an IRS examination covering tax years 2006-2008.

	Quarter Ended
				9/30/13 vs. 6/30/13		9/30/13 vs. 9/30/12
	9/30/2013	6/30/2013	9/30/2012	$	%	$	%
($ in thousands)
Interest income	$ 4,598	$ 5,910	$ 16,899	$ (1,312)	(22)%	$ (12,301)	(73)%
Interest expense	2,538	3,044	3,992	506	17	1,454	36
Loan and lease loss provision / (recovery)	(3,299)	(2,224)	8,686	1,075	(48)	(11,985)	(138)
Non-interest income	3,401	628	1,439	2,773	442	1,962	136
Non-interest expense	9,510	11,231	13,037	1,721	15	3,527	27
Income tax benefit	(10,176)	(3,063)	(5,779)	7,113	232	4,397	76
Net income (loss)	9,426	(2,450)	(1,598)	11,876	485	11,024	690

Interest Income was $5 million, a decrease of $1 million from the prior quarter due primarily to a lower average loan balance as the Parent Company loan portfolio continued to liquidate.

Non-Interest Income was $3 million, compared to $1 million in the prior quarter due primarily to increases in gain on investments and loan sales.

Non-Interest Expense was $10 million, a decrease of $1 million from the prior quarter due primarily to lower compensation expense and legal fees, largely offset by merger-related costs.

Unrestricted Cash at quarter end was $295 million, an increase of $128 million from the prior quarter. The largest sources of cash were loan sales and principal collections of $125 million and tax payments from the Bank to the Parent Company of $15 million. The principal uses of cash in the quarter were operating expenses, the quarterly dividend payment on common stock, interest on trust preferred securities and merger-related costs. There were no share repurchases during the quarter.

Loans decreased by $117 million from the prior quarter to $141 million as detailed below.

	Quarter Ended
Loan and Lease Roll Forward	9/30/2013	6/30/2013	9/30/2012
($ in thousands)
Beginning balance	$ 259,364	$ 351,397	$ 801,127
Existing loans and leases
Principal repayments, net (1)	(72,010)	(27,269)	(46,938)
Transfers to held for sale, net	(3,446)	—	(39,930)
Loan sales (2)	(39,188)	(6,038)	(14,617)
Transfers to foreclosed assets	—	—	—
Net charge-offs	(2,630)	(716)	(12,066)
Intercompany sales	—	(58,010)	—
Ending balance - Net principal	142,090	259,364	687,576
Deferred fees and discounts	(1,509)	(2,165)	(7,423)
Ending Balance - Net book	$ 140,581	$ 257,199	$ 680,153

(1) Includes principal repayments on existing loans, changes in revolving lines of credit (repayments and draws), increases in existing term loans and other organic changes within the loan portfolio.
(2) Consists of loans that were both transferred to HFS and sold within the period reported.

Allowance for Loan and Lease Losses declined to $10 million. The allowance for loan and lease losses ratio increased from 6.03% to 6.82%, as detailed below, due to the decline in the Parent Company loan portfolio from $257 million to $141 million.

	Quarter Ended
Allowance for Loan and Lease Losses	9/30/2013
($ in thousands)	General	Specific	Total	% Loans
Beginning balance	$ 8,546	$ 6,968	$ 15,514
Loan and lease loss provision / (recovery)	86	(3,385)	(3,299)
Charge-offs, net	—	(2,630)	(2,630)
Ending balance	$ 8,632	$ 953	$ 9,585	6.82%

	Quarter Ended
	6/30/2013
	General	Specific	Total	% Loans
Beginning balance	$ 10,423	$ 8,031	$ 18,454
Loan and lease loss provision / (recovery)	(1,877)	(347)	(2,224)
Charge-offs, net	—	(716)	(716)
Ending balance	$ 8,546	$ 6,968	$ 15,514	6.03%

Non-performing Assets were $85 million, a decline of $26 million from the prior quarter due primarily to a $24 million decline in non-accrual loans. All collections on non-accrual loans are applied to the outstanding principal balance.

Non-performing Assets	9/30/2013		6/30/2013
	Balance	% of Total Assets	Balance	% of Total Assets
($ in thousands)
Non-accrual loans current	$ 45,982	5.41%	$ 51,457	5.77%
Non-accrual loans - delinquent 30-89 days	1	—	—	—
Non-accrual loans - delinquent 90+ days	28,492	3.35	46,547	5.22
Total non-accrual loans	74,475	8.76	98,004	10.99
Accruing loans - delinquent 90+ days	—	—	—	—
REO and foreclosed assets	10,401	1.22	12,379	1.39
Total non-performing assets	$ 84,876	9.98%	$ 110,383	12.38%

Troubled Debt Restructurings were $61 million, $55 million of which were on non-accrual and $10 million of which were delinquent as to payment status. At June 30, 2013 troubled debt restructurings were $85 million, $78 million of which were on non-accrual and $27 million of which were delinquent as to payment status.

CONSOLIDATED

Third Quarter 2013 Details

Net Income was $48 million or $0.24 per diluted share, including a tax benefit of $12 million or $0.06 per diluted share resulting from the resolution of an IRS examination of tax years 2006-2008. Excluding the tax benefit, net income was $36 million or $0.18 per diluted share, compared to net income of $29 million or $0.15 per diluted share in the prior quarter, as detailed below. Pretax income increased to $63 million compared to $46 million in the prior quarter, due to an increase in interest income, lower loan and lease loss provision, higher non-interest income and a decrease in non-interest expense.

	Quarter Ended
				9/30/13 vs. 6/30/13		9/30/13 vs. 9/30/12
	9/30/2013	6/30/2013	9/30/2012	$	%	$	%
($ in thousands)
Interest income	$ 112,718	$ 108,405	$ 115,234	$ 4,313	4%	$ (2,516)	(2)%
Interest expense	18,644	18,474	19,513	(170)	(1)	869	4
Loan and lease loss provision / (recovery)	(1,069)	4,832	8,959	5,901	122	10,028	112
Non-interest income	15,708	11,548	9,297	4,160	36	6,411	69
Non-interest expense	47,614	50,695	47,009	3,081	6	(605)	(1)
Income tax expense	14,839	17,329	18,003	2,490	14	3,164	18
Net income	48,398	28,623	31,047	19,775	69	17,351	56

Interest Income was $113 million, an increase of $4 million from the prior quarter, due primarily to a $292 million increase in average loans.

Net Interest Margin was 4.77%, an increase of 3 basis points from the prior quarter due primarily to a more favorable mix of higher yielding interest-earning assets. Net interest income was $94 million, an increase of $4 million from the prior quarter.

Non-Interest Income was $16 million, compared to $12 million in the prior quarter due primarily to increases in gain on investments and loan sales.

Non-Interest Expense was $48 million, a decrease of $3 million from the prior quarter due primarily to lower compensation expense, benefits and legal fees, largely offset by $5 million of merger-related costs. For the full year, operating expenses are projected to total $170-175 million and non-operating expenses, including pre-close merger-related costs, are projected to total approximately $20 million.

	Quarter Ended
Non-Interest Expense	9/30/2013	6/30/2013
($ in thousands)
Compensation and benefits	$ 26,618	$ 27,725
Professional fees	(49)	1,757
Occupancy expenses	3,434	3,239
FDIC fees and assessments	1,642	1,582
General depreciation and amortization	1,590	1,571
Loan servicing expense	925	2,743
Other administrative expenses	6,129	6,056
Total operating expenses	40,289	44,673
Leased equipment depreciation	3,646	3,527
Expense from real estate owned and other foreclosed assets, net	(768)	1,972
Other non-interest expense, net (includes merger-related costs)	4,447	523
Total non-interest expense	$ 47,614	$ 50,695

Loans and Leases increased $58 million from the prior quarter as detailed below.

	Quarter Ended
Loan and Lease Roll Forward (1)	9/30/2013	6/30/2013	9/30/2012
($ in thousands)
Beginning balance	$ 6,669,762	$ 6,358,214	$ 6,139,800
New loans or commitment increases funded	603,808	709,964	623,445
Existing loans and leases
Principal repayments, net (2)	(457,187)	(374,242)	(581,985)
Leased equipment depreciation	(3,646)	(3,527)	(2,307)
Transfers to held for sale, net	(14,015)	—	(53,190)
Loan sales (3)	(66,406)	(18,015)	(58,902)
Transfers to foreclosed assets	(118)	—	(932)
Net charge-offs	(4,290)	(2,632)	(15,688)
Ending balance - Net principal	6,727,908	6,669,762	6,050,241
Deferred fees and discounts	(46,407)	(46,099)	(53,907)
Ending balance - Net book	$ 6,681,501	$ 6,623,663	$ 5,996,334

(1) Includes operating leases and equity investments related to operating leases which are included in Other Assets and Other Investments.
(2) Includes principal repayments on existing loans, changes in revolving lines of credit (repayments and draws), increases in existing term loans and other organic changes within the loan portfolio.
(3) Consists of loans that were both transferred to HFS and sold within the period reported.

Allowance for Loan and Lease Losses was $115 million, or 1.76% of the loan portfolio, compared to $120 million, or 1.86% at the end of the prior quarter. Net charge-offs as a percentage of average loans for the twelve month period ended September 30, 2013 were 0.59%, compared to 0.79% for the twelve month period ended June 30, 2013.

	Quarter Ended
Allowance for Loan and Lease Losses	9/30/2013
($ in thousands)	General	Specific	Total	% Loans
Beginning balance	$ 112,543	$ 7,950	$ 120,493
Loan and lease loss provision / (recovery)	831	(1,900)	(1,069)
Charge-offs, net	—	(4,290)	(4,290)
Ending balance	$ 113,374	$ 1,760	$ 115,134	1.76%

	Quarter Ended
	6/30/2013
	General	Specific	Total	% Loans
Beginning balance	$ 108,935	$ 9,358	$ 118,293
Loan and lease loss provision	3,608	1,224	4,832
Charge-offs, net	—	(2,632)	(2,632)
Ending balance	$ 112,543	$ 7,950	$ 120,493	1.86%

Non-performing Assets were $129 million, a decrease of $43 million from the prior quarter due primarily to a $41 million decrease in non-accrual loans, as three non-accrual loans were either sold or paid off in the quarter, and a $2 million decline in REO and other foreclosed assets. All collections on non-accrual loans are applied to the outstanding principal balance.

Non-performing Assets	9/30/2013		6/30/2013
	Balance	% of Total Assets	Balance	% of Total Assets
($ in thousands)
Non-accrual loans - current	$ 83,571	0.95%	$ 105,359	1.21%
Non-accrual loans - delinquent 30-89 days	728	0.01	404	—
Non-accrual loans - delinquent 90+ days	30,451	0.35	50,314	0.59
Total non-accrual loans	114,750	1.31	156,077	1.80
Accruing loans - delinquent 90+ days	—	—	—	—
REO and foreclosed assets	14,499	0.17	16,560	0.19
Total non-performing assets	$ 129,249	1.48%	$ 172,637	1.99%

Troubled Debt Restructurings were $81 million, $75 million of which were on non-accrual and $10 million of which were delinquent as to payment status. At June 30, 2013 troubled debt restructurings were $104 million, $97 million of which were on non-accrual and $27 million of which were delinquent as to payment status.

Valuation Allowance related to the Company's deferred tax assets was $123 million, a decrease of $2 million from the end of the prior quarter. The net deferred tax asset at quarter end after subtracting the valuation allowance was $271 million, a decrease of $62 million from the prior quarter due primarily to the resolution of an IRS tax examination of tax years 2006-2008 which resulted in the reversal of uncertain tax liabilities.

Consolidated Tax Expense was $15 million, which equates to an effective tax rate of 23.5%. Non-recurring tax items in the quarter include a $12.3 million benefit in connection with the closing of an IRS examination for tax years 2006-2008 and a $2.7 million expense related to the establishment of additional valuation allowance related to capital assets. Excluding those two items, the effective tax rate was 38.5%.

Book Value Per Share was $8.09 at the end of the quarter, an increase of $0.20 from the prior quarter. Total shareholders' equity was $1.6 billion at the end of the quarter, an increase of $42 million from the prior quarter.

Tangible Book Value Per Share was $7.21 at the end of the quarter, an increase of $0.20 from the end of the prior quarter.

Average Diluted Shares Outstanding were 198.5 million shares for the quarter, compared to 197.3 million shares for the prior quarter. Total outstanding shares at September 30, 2013 were 196.9 million.

No Share Repurchases were made during the quarter, pursuant to the terms of the pending merger.

Quarterly Cash Dividend of $0.01 per common share was paid on September 27, 2013 to common shareholders of record on September 13, 2013.

CapitalSource Bank Call Report

CapitalSource Bank will file its Consolidated Reports of Condition and Income for a Bank With Domestic Offices Only-FFIEC 041, for the quarter ended September 30, 2013 (the "Call Report") with the Federal Deposit Insurance Corporation ("FDIC") on or before October 30, 2013. The Call Report will subsequently be posted by the FDIC on its website at http://cdr.ffiec.gov/Public/.

About CapitalSource

CapitalSource Inc. (NYSE:CSE), through its wholly owned subsidiary CapitalSource Bank, makes commercial loans to small and middle-market businesses nationwide and offers depository products and services in 21 retail branches in southern and central California. CapitalSource, headquartered in Los Angeles, CA, had total assets of $8.8 billion and total deposits of $6.1 billion as of September 30, 2013. For more information, visit www.capitalsource.com.

Forward Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, strategies, goals, and projections and including statements about our expectations regarding pending merger between the Company and PacWest, interest spread and asset yield, and consolidated operating expenses, all which are subject to numerous assumptions, risks, and uncertainties. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words 'anticipate,' 'assume,' 'intend,' 'believe,' 'expect,' 'estimate,' 'forecast,' 'plan,' 'position,' 'project,' 'will,' 'should,' 'would,' 'seek,' 'continue,' 'outlook,' 'look forward,' and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding preliminary and future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including without limitation: the ability to complete the pending merger between the Company and PacWest, including obtaining regulatory approvals and approval by the stockholders of PacWest and the Company, or any future transaction, successfully integrate the companies following completion of the merger or achieve expected beneficial synergies and/or operating efficiencies, in each case within expected time-frames or at all; the possibility that regulatory approvals may not be received on expected timeframes or at all; the possibility that personnel changes in connection with the merger may not proceed as planned; the possibility that the cost of additional capital may be more than expected; changes in the Company's stock price before completion of the merger, including as a result of the financial performance of PacWest prior to closing; the reaction to the merger of the companies' customers, employees and counterparties; changes in interest rates and lending spreads; competitive and other market pressures on product pricing and services; unfavorable changes in asset mix; changes in loan repayment levels due to negative impact of rate changes to discounts and premiums; higher than anticipated increases in operating expenses; increased litigation, asset workout or loan servicing expenses; higher compensation costs and professional fees to retain and/or incent employees; and other factors described in CapitalSource's 2012 Annual Report on Form 10-K and documents subsequently filed by CapitalSource with the Securities and Exchange Commission. All forward-looking statements included in this release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by applicable law.

CapitalSource Third Quarter 2013 - Financial Supplement

CapitalSource Inc.
Consolidated Balance Sheets
($ in thousands)

	September 30,	December 31,
	2013	2012
	(Unaudited)

ASSETS
Cash and cash equivalents	$216,377	$178,880
Interest-bearing deposits in other banks	55,126	110,208
Other short-term investments	159,954	9,998
Restricted cash	59,635	104,044
Investment securities:
Available-for-sale, at fair value	911,572	1,079,025
Held-to-maturity, at amortized cost	122,262	108,233
Total investment securities	1,033,834	1,187,258
Loans held for sale	13,977	22,719
Loans held for investment	6,585,585	6,192,858
Less deferred loan fees and discounts	(46,407)	(53,628)
Total loans held for investment	6,539,178	6,139,230
Less allowance for loan and lease losses	(115,134)	(117,273)
Total loans held for investment, net	6,424,044	6,021,957
Interest receivable	24,813	29,112
Other investments	54,771	60,363
Goodwill	173,135	173,135
Deferred tax asset, net	271,291	362,283
Other assets	267,962	289,048
Total assets	$8,754,919	$8,549,005

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$6,051,411	$5,579,270
Term debt	—	177,188
Other borrowings	1,001,599	1,005,738
Other liabilities	108,695	161,637
Total liabilities	7,161,705	6,923,833

Shareholders' equity:
Preferred stock (50,000,000 shares authorized; no shares outstanding)	—	—
Common stock ($0.01 par value, 1,200,000,000 shares
authorized; 196,944,961 and 209,551,674 shares issued
and outstanding, respectively)	1,969	2,096
Additional paid-in capital	3,030,990	3,157,533
Accumulated deficit	(1,458,647)	(1,559,107)
Accumulated other comprehensive income, net	18,902	24,650
Total shareholders' equity	1,593,214	1,625,172
Total liabilities and shareholders' equity	$8,754,919	$8,549,005

CapitalSource Third Quarter 2013 - Financial Supplement
CapitalSource Inc.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)
($ in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net interest income:
Interest income:
Loans and leases	$104,211	$100,946	$105,066	$308,046	$322,437
Investment securities	8,003	7,040	9,784	24,936	29,737
Other	504	419	384	1,236	1,119
Total interest income	112,718	108,405	115,234	334,218	353,293
Interest expense:
Deposits	13,407	12,747	12,738	38,260	38,669
Borrowings	5,237	5,727	6,775	17,021	21,866
Total interest expense	18,644	18,474	19,513	55,281	60,535
Net interest income	94,074	89,931	95,721	278,937	292,758
Loan and lease loss provision / (recovery)	(1,069)	4,832	8,959	16,268	30,567
Net interest income after loan and lease loss provision / (recovery)	95,143	85,099	86,762	262,669	262,191
Non-interest income:
Loan fees	5,921	4,266	4,174	13,299	11,899
Leased equipment income	5,194	5,020	3,299	15,039	9,815
Gain on investments, net	2,123	1,104	1,856	5,105	929
(Loss) gain on derivatives, net	(1,566)	978	(978)	226	(649)
Other non-interest income, net	4,036	180	946	6,805	7,303
Total non-interest income	15,708	11,548	9,297	40,474	29,297
Non-interest Expense:
Compensation and benefits	26,618	27,725	25,523	79,325	77,347
Professional fees	(49)	1,757	2,469	3,176	9,158
Occupancy expenses	3,434	3,239	3,422	10,888	13,402
FDIC fees and assessments	1,642	1,582	1,507	4,778	4,419
General depreciation and amortizations	1,590	1,571	1,330	4,687	4,536
Loan servicing expense	925	2,743	1,183	5,137	11,228
Other administrative expenses	6,129	6,056	6,477	18,995	19,674
Total operating expenses	40,289	44,673	41,911	126,986	139,764
Leased equipment depreciation	3,646	3,527	2,307	10,573	6,883
Expense from real estate owned and other foreclosed assets, net	(768)	1,972	2,308	1,142	6,579
Loss on extinguishment of debt	—	—	—	—	(8,059)
Other non-interest expense, net	4,447	523	483	4,263	(908)
Total non-interest expense	47,614	50,695	47,009	142,964	144,259
Net income before income taxes	63,237	45,952	49,050	160,179	147,229
Income tax expense (benefit)	14,839	17,329	18,003	53,810	(296,305)
Net income	48,398	28,623	31,047	106,369	443,534

Other comprehensive (loss) income, net of tax
Unrealized (loss) gain on available-for-sale securities, net of tax	(4,285)	165	2,315	(5,748)	2,802
Unrealized loss on foreign currency translation, net of tax	—	—	—	—	(351)
Other comprehensive (loss) income	(4,285)	165	2,315	(5,748)	2,451
Comprehensive income	$44,113	$28,788	$33,362	$100,621	$445,985

Net income per share:
Basic	$0.25	$0.15	$0.14	$0.54	$1.94
Diluted	$0.24	$0.15	$0.14	$0.53	$1.88
Average shares outstanding:
Basic	193,099,993	192,422,552	219,664,637	195,606,073	229,091,849
Diluted	198,456,994	197,287,617	226,441,294	200,703,002	235,712,522
Dividends declared per share	$0.01	$0.01	$0.01	$0.03	$0.03

CapitalSource Inc.
Segment Balance Sheets
(Unaudited)
($ in thousands)

	September 30, 2013				June 30, 2013
	CAPITALSOURCE BANK	OTHER COMMERCIAL FINANCE	INTERCOMPANY ELIMINATIONS	CONSOLIDATED	CAPITALSOURCE BANK	OTHER COMMERCIAL FINANCE	INTERCOMPANY ELIMINATIONS	CONSOLIDATED
ASSETS

Cash and cash equivalents and restricted cash	$180,261	$310,831	$—	$491,092	$158,026	$184,123	$—	$342,149
Investment securities:
Available-for-sale	879,696	31,876	—	911,572	957,802	31,978	—	989,780
Held-to-maturity	122,262	—	—	122,262	122,570	—	—	122,570
Loans	6,408,385	144,054	716	6,553,155	6,219,463	257,200	406	6,477,069
Allowance for loan and lease losses	(105,549)	(9,585)	—	(115,134)	(104,979)	(15,514)	—	(120,493)
Loans, net of allowance for loan and lease losses	6,302,836	134,469	716	6,438,021	6,114,484	241,686	406	6,356,576
Receivables due from affiliates	1,253	7,120	(8,373)	—	2,927	7,866	(10,793)	—
Other assets	446,933	366,067	(21,028)	791,972	456,337	425,938	(14,644)	867,631
Total assets	$7,933,241	$850,363	$(28,685)	$8,754,919	$7,812,146	$891,591	$(25,031)	$8,678,706

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Deposits	$6,051,411	$—	$—	$6,051,411	$5,861,497	$—	$—	$5,861,497
Borrowings	590,000	411,599	—	1,001,599	675,000	410,266	—	1,085,266
Balance due to affiliates	7,120	1,253	(8,373)	—	7,866	2,927	(10,793)	—
Other liabilities	86,903	46,423	(24,631)	108,695	103,914	94,365	(17,981)	180,298
Total liabilities	6,735,434	459,275	(33,004)	7,161,705	6,648,277	507,558	(28,774)	7,127,061

Shareholders' equity:
Common stock	921,000	1,969	(921,000)	1,969	921,000	1,967	(921,000)	1,967
Additional paid-in capital/retained earnings/deficit	273,357	370,217	928,769	1,572,343	235,913	358,880	931,699	1,526,492
Accumulated other comprehensive income, net	3,450	18,902	(3,450)	18,902	6,956	23,186	(6,956)	23,186
Total shareholders' equity	1,197,807	391,088	4,319	1,593,214	1,163,869	384,033	3,743	1,551,645

Total liabilities and shareholders' equity	$7,933,241	$850,363	$(28,685)	$8,754,919	$7,812,146	$891,591	$(25,031)	$8,678,706

CapitalSource Inc.
Segment Statements of Operations
(Unaudited)
($ in thousands)

	Three Months Ended September 30, 2013				Three Months Ended June 30, 2013
Net interest income:	CAPITALSOURCE BANK	OTHER COMMERCIAL FINANCE	INTERCOMPANY ELIMINATIONS	CONSOLIDATED	CAPITALSOURCE BANK	OTHER COMMERCIAL FINANCE	INTERCOMPANY ELIMINATIONS	CONSOLIDATED
Interest income:
Loans and leases	$100,461	$3,440	$310	$104,211	$94,784	$4,904	$1,258	$100,946
Investment securities	6,922	1,081	—	8,003	6,048	992	—	7,040
Other	427	77	—	504	405	14	—	419
Total interest income	107,810	4,598	310	112,718	101,237	5,910	1,258	108,405
Interest expense:
Deposits	13,407	—	—	13,407	12,747	—	—	12,747
Borrowings	2,699	2,538	—	5,237	2,683	3,044	—	5,727
Total interest expense	16,106	2,538	—	18,644	15,430	3,044	—	18,474
Net interest income	91,704	2,060	310	94,074	85,807	2,866	1,258	89,931
Loan and lease loss provision / (recovery)	2,230	(3,299)	—	(1,069)	7,056	(2,224)	—	4,832
Net interest income after loan and lease loss provision / (recovery)	89,474	5,359	310	95,143	78,751	5,090	1,258	85,099
Non-interest income:
Loan fees	5,643	278	—	5,921	4,071	195	—	4,266
Leased equipment income	5,194	—	—	5,194	5,020	—	—	5,020
Other non-interest income, net	5,202	3,123	(3,732)	4,593	6,025	433	(4,196)	2,262
Total non-interest income, net	16,039	3,401	(3,732)	15,708	15,116	628	(4,196)	11,548
Non-interest expense:
Compensation and benefits	27,421	(803)	—	26,618	26,984	741	—	27,725
Professional fees	984	(1,033)	—	(49)	1,208	549	—	1,757
Leased equipment depreciation	3,646	—	—	3,646	3,527	—	—	3,527
Expense of real estate owned and other foreclosed assets, net	6	(774)	—	(768)	(3)	1,975	—	1,972
Other non-interest expense, net	10,044	12,120	(3,997)	18,167	11,689	7,966	(3,941)	15,714
Total non-interest expense, net	42,101	9,510	(3,997)	47,614	43,405	11,231	(3,941)	50,695
Net income (loss) before income taxes	63,412	(750)	575	63,237	50,462	(5,513)	1,003	45,952
Income tax expense (benefit)	25,015	(10,176)	—	14,839	20,392	(3,063)	—	17,329
Net income (loss)	$38,397	$9,426	$575	$48,398	$30,070	$(2,450)	$1,003	$28,623

	Nine Months Ended September 30, 2013				Nine Months Ended September 30, 2012
Net interest income:	CAPITALSOURCE BANK	OTHER COMMERCIAL FINANCE	INTERCOMPANY ELIMINATIONS	CONSOLIDATED	CAPITALSOURCE BANK	OTHER COMMERCIAL FINANCE	INTERCOMPANY ELIMINATIONS	CONSOLIDATED
Interest income:
Loans and leases	$288,540	$17,165	$2,341	$308,046	$267,905	$58,357	$(3,825)	$322,437
Investment securities	21,742	3,194	—	24,936	25,626	4,111	—	29,737
Other	1,121	115	—	1,236	1,008	111	—	1,119
Total interest income	311,403	20,474	2,341	334,218	294,539	62,579	(3,825)	353,293
Interest expense:
Deposits	38,260	—	—	38,260	38,669	—	—	38,669
Borrowings	8,067	8,954	—	17,021	8,305	13,561	—	21,866
Total interest expense	46,327	8,954	—	55,281	46,974	13,561	—	60,535
Net interest income	265,076	11,520	2,341	278,937	247,565	49,018	(3,825)	292,758
Loan and lease loss provision	12,438	3,830	—	16,268	14,745	15,822	—	30,567
Net interest income after loan and lease loss provision	252,638	7,690	2,341	262,669	232,820	33,196	(3,825)	262,191
Non-interest income:
Loan fees	12,658	641	—	13,299	9,565	2,334	—	11,899
Leased equipment income	15,039	—	—	15,039	9,815	—	—	9,815
Other non-interest income, net	16,991	8,630	(13,485)	12,136	22,872	4,190	(19,479)	7,583
Total non-interest income, net	44,688	9,271	(13,485)	40,474	42,252	6,524	(19,479)	29,297
Non-interest expense:
Compensation and benefits	78,973	352	—	79,325	74,818	2,529	—	77,347
Professional fees	3,195	(19)	—	3,176	4,615	4,543	—	9,158
Leased equipment depreciation	10,573	—	—	10,573	6,883	—	—	6,883
Expense of real estate owned and other foreclosed assets, net	(9)	1,151	—	1,142	1,334	5,245	—	6,579
Loss on extinguishment of debt	—	—	—	—	—	(8,059)	—	(8,059)
Other non-interest expense, net	31,680	29,910	(12,842)	48,748	36,657	35,968	(20,274)	52,351
Total non-interest expense, net	124,412	31,394	(12,842)	142,964	124,307	40,226	(20,274)	144,259
Net income (loss) before income taxes	172,914	(14,433)	1,698	160,179	150,765	(506)	(3,030)	147,229
Income tax expense (benefit)	69,804	(15,994)	—	53,810	62,047	(358,352)	—	(296,305)
Net income (loss)	$103,110	$1,561	$1,698	$106,369	$88,718	$357,846	$(3,030)	$443,534

CapitalSource Inc.
Selected Financial Data
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
CapitalSource Bank Segment:

Performance ratios:
Return on average assets	1.94%	1.58%	1.88%	1.80%	1.69%
Return on average equity	12.94%	10.46%	12.75%	12.00%	11.45%
Return on average tangible equity	15.17%	12.30%	15.25%	14.13%	13.75%
Yield on average interest earning assets	5.72%	5.65%	5.88%	5.77%	5.96%
Cost of interest bearing liabilities	0.97%	0.97%	1.02%	0.97%	1.06%
Deposits	0.89%	0.88%	0.93%	0.88%	0.97%
Borrowings	1.69%	1.79%	1.85%	1.76%	1.90%
Net interest spread	4.75%	4.68%	4.86%	4.80%	4.90%
Net interest margin	4.86%	4.79%	4.97%	4.91%	5.01%
Operating expenses as a percentage of average total assets	1.97%	2.08%	2.07%	2.00%	2.21%
Efficiency ratio (1)	37.26%	40.59%	38.83%	38.28%	41.02%
Loan yield	6.30%	6.45%	6.95%	6.47%	7.09%
Capital ratios:
Tier 1 leverage	13.55%	13.51%	12.82%	13.55%	12.82%
Total risk-based capital	16.28%	16.18%	16.69%	16.28%	16.69%
Tangible common equity to tangible assets	13.20%	12.97%	12.55%	13.20%	12.55%
Average balances ($ in thousands):
Average loans	$6,326,704	$5,895,895	$5,231,242	$5,963,288	$5,046,915
Average assets	7,872,206	7,618,652	7,174,140	7,646,196	7,016,564
Average interest earning assets	7,480,289	7,186,016	6,752,549	7,220,959	6,598,045
Average deposits	5,963,151	5,784,433	5,469,501	5,796,560	5,347,534
Average borrowings	632,608	601,868	597,674	611,374	583,785
Average equity	1,177,526	1,153,504	1,056,261	1,148,766	1,035,100

Other Commercial Finance Segment:

Performance ratios:
Yield on average interest earning assets	5.19%	5.57%	7.66%	6.25%	8.47%
Cost of interest bearing liabilities	2.45%	2.71%	2.56%	2.62%	2.63%
Net interest spread	2.74%	2.86%	5.10%	3.63%	5.84%
Net interest margin	2.33%	2.70%	5.85%	3.51%	6.63%
Loan yield	6.68%	5.72%	7.91%	7.00%	8.84%
Average balances ($ in thousands):
Average loans	$204,258	$344,136	$763,361	$327,871	$882,013
Average assets	888,371	933,295	1,477,940	968,039	1,379,590
Average interest earning assets	351,528	425,389	877,722	438,275	987,268
Average borrowings	410,686	449,933	621,371	456,928	687,966
Average equity	382,778	383,888	742,001	415,088	552,141

Consolidated CapitalSource Inc.: (2)

Performance ratios:
Return on average assets	2.20%	1.35%	1.43%	1.66%	7.06%
Return on average equity	12.27%	7.46%	6.85%	9.08%	37.18%
Return on average tangible equity	13.81%	8.40%	7.58%	10.21%	41.73%
Yield on average interest earning assets	5.71%	5.71%	6.01%	5.83%	6.22%
Cost of interest bearing liabilities	1.06%	1.08%	1.16%	1.08%	1.22%
Net interest spread	4.65%	4.63%	4.85%	4.75%	5.00%
Net interest margin	4.77%	4.74%	4.99%	4.87%	5.15%
Efficiency ratio (1)	37.96%	45.61%	40.81%	41.12%	44.34%
Operating expenses as a percentage of average total assets	1.85%	2.10%	1.94%	1.97%	2.22%
Leverage ratios:
Equity to total assets (as of period end)	18.20%	17.88%	20.09%	18.20%	20.09%
Tangible common equity to tangible assets	16.54%	16.20%	18.46%	16.54%	18.46%
Average balances ($ in thousands):
Average loans	$6,531,395	$6,239,609	$5,995,021	$6,291,134	$5,930,657
Average assets	8,732,982	8,528,821	8,648,882	8,591,257	8,394,136
Average interest earning assets	7,832,249	7,610,983	7,630,690	7,659,209	7,587,042
Average borrowings	1,043,295	1,051,801	1,219,045	1,068,301	1,271,751
Average deposits	5,963,151	5,784,433	5,469,501	5,796,560	5,347,534
Average equity	1,564,289	1,539,984	1,802,085	1,566,979	1,593,372
(1) Efficiency ratio is defined as operating expense (non-interest expense less REO expense, early debt term expense, provision for unfunded commitments and lease depreciation) divided by net interest and non-interest income, less leased equipment depreciation.
(2) Applicable ratios have been calculated on a continuing operations basis.

CapitalSource Inc.
Credit Quality Data
(Unaudited)

	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012

Loans 30-89 days contractually delinquent:
As a % of total loans(1)	0.01%	0.01%	0.71%	0.40%	0.51%
Loans 30-89 days contractually delinquent	$0.7	$0.4	$43.7	$24.5	$30.3

Loans 90 or more days contractually delinquent:
As a % of total loans(1)	0.46%	0.78%	0.69%	0.63%	0.72%
Loans 90 or more days contractually delinquent	$30.5	$50.3	$43.0	$39.1	$43.2

Loans on non-accrual:(2)
As a % of total loans(1)	1.75%	2.41%	2.40%	1.94%	2.66%
Loans on non-accrual	$114.8	$156.1	$148.6	$119.7	$158.8

Impaired loans:(3)
As a % of total loans(4)	1.80%	2.51%	2.41%	3.29%	4.51%
Impaired loans	$117.4	$162.4	$148.9	$201.7	$266.1

Allowance for loan and lease losses:
As a % of total loans(4)	1.76%	1.86%	1.92%	1.91%	2.15%
As a % of non-accrual loans	100.33%	77.20%	79.58%	97.96%	79.75%
Allowance for loan and lease losses	$115.1	$120.5	$118.3	$117.3	$126.6

Net charge offs (last twelve months):
As a % of total average loans	0.59%	0.79%	1.24%	1.27%	2.09%
Net charge offs (last twelve months)	$36.7	$48.2	$74.4	$75.8	$123.7

(1) Includes loans held for investment, loans held for sale and deferred loan fees and discounts. Excludes allowance for loan and lease losses.
(2) Includes loans with an aggregate principal balance of $30.5 million, $50.3 million, $43.0 million, $39.1 million, and $43.2 million as of September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012, and September 30, 2012, respectively, that were also classified as loans 90 or more days contractually delinquent. Also includes non-performing loans held for sale that had an aggregate principal balance of $3.5 million, $8.3 million and $2.4 million, as of September 30, 2013, March 31, 2013 and December 31, 2012, respectively. As of June 30, 2013 and September 30, 2012 there were no non-performing loans classified as held for sale.
(3) Includes loans with an aggregate principal balance of $30.5 million, $50.3 million, $43.0 million, $38.1 million, and $43.2 million as of September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012, and September 30, 2012, respectively, that were also classified as loans 90 or more days contractually delinquent, and loans with an aggregate principal balance of $111.3 million, $156.1 million, $140.4 million, $117.3 million, and $158.8 million as of September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively, that were also classified as loans on non-accrual status.
(4) Includes loans held for investment and deferred loan fees and discounts. Excludes the allowance for loan and lease losses.
CONTACT: Investor Relations:
         Dennis Oakes
         Senior Vice President, Investor Relations
         & Corporate Communications
         (212) 321-7212
         doakes@capitalsource.com

         Media Relations:
         Michael Weiss
         Director of Communications
         (301) 841-2918
         mweiss@capitalsource.com